CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 27, 2003 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 3 as of January 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                  GRANT THORNTON LLP


Chicago, Illinois
May 23, 2003